Exhibit 4.4(b)

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                             AMC ENTERTAINMENT INC.,
                                     Issuer
                                       and
                              THE BANK OF NEW YORK,
                                   as Trustee
                          FIRST SUPPLEMENTAL INDENTURE,
                            Dated as of ______, 1997
                                       to
                                    INDENTURE
                           Dated as of March 19, 1997

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                                  $200,000,000
                     9 1/2% Senior Subordinated Notes Due 2009


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         FIRST SUPPLEMENTAL INDENTURE, dated as of May __, 1997 (the "First
Supplemental Indenture"), among AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), to the Indenture, dated as of March 19, 1997 (the "Indenture"), between the Company and the Trustee.

         WHEREAS, the Indenture provides for the issuance of both Initial Securities and Exchange Securities, and

         WHEREAS, the Indenture provides for the issuance of the Initial Securities in the form of Global Securities but does not clearly provide that the Exchange Securities may also be in the form of Global Securities; and

         WHEREAS, the Company desires to provide for the issuance of Exchange Securities in the form of Global Securities; and

         WHEREAS, pursuant to Sections 901(c) and (f) of the Indenture such changes may be made to the Indenture without the consent of Holders inasmuch as they cure an ambiguity in the Indenture and benefit Holders of Securities;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the Board of Directors of the Company; and

         WHEREAS, the Company and the Trustee each desire to execute this First Supplemental Indenture to revise the Indenture by modifying Section 201 thereof; and

         WHEREAS, upon the execution and delivery hereof, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms shall have been performed and fulfilled;


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         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

         Section 1. Definitions in Indenture. All capitalized terms not defined in this First Supplemental Indenture shall have their respective meanings set forth in the Indenture.

         Section 2. Amendment to Section 201. The text of Section 201 of the Indenture, captioned "Forms Generally," is hereby amended to read in its entirety as follows:

         Section 201.  Forms Generally.

                   The Initial Securities shall be known as the "9 1/2% Senior Subordinated Notes due 2009" and the Exchange Securities shall be known as the "9 1/2% Exchange Senior Subordinated Notes due 2009", in each case, of the Company. The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                   The definitive Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                   The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated March 14, 1997, between the Company, Goldman, Sachs & Co., Salomon Brothers Inc and Scotia Capital Markets (USA) Inc.

                   The Exchange Securities shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons substantially in the form set forth in this Article (collectively, the "Exchange Global Security") deposited with, or on behalf of, the Depositary or


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         with the Trustee, as custodian for the Depositary, duly
         executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Exchange Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                   Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A) in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons substantially in the form set forth in this Article (collectively, the "Restricted Global Security") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                   Initial Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more permanent global Securities in fully registered form without interest coupons (collectively, the "Regulation S Global Security" and, together with the Restricted Global Security and the Exchange Global Security, the "Global Securities" or each individually, a "Global Security") substantially in the form set forth in this Article. The Regulation S Global Securities will be registered in the name of a nominee of DTC and deposited with the Trustee on behalf of the Purchasers, for the accounts of the Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL"). The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Until and including the 40th day after the date of this Indenture, beneficial interests in the Regulation S Global Security may be held only through Euroclear or CEDEL, unless delivery is made through the Restricted Global Security in accordance with the certification requirements provided in this Indenture.

                   If DTC is at any time unwilling or unable to continue as a depositary, or if, in the case of the Regulation S Global Security held for an account of Euroclear or CEDEL, Euroclear or CEDEL, as the case may be, is closed for business for 14 continuous days or announces an intention to cease or permanently ceases business, the Company will issue certificates for the Securities in definitive, fully registered, non-global form without interest coupons in


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         exchange for the Regulation S Global Security, the Restricted
         Global Security or the Exchange Global Security, as the case may be. In all cases, certificates for Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC.

                   In the case of certificates for Securities in non-global form issued in exchange for the Regulation S Global Security or Restricted Global Security, such certificates will bear the first legend appearing under
         Section 202 of this Indenture (unless the Company determines otherwise in accordance with applicable law). The holder of a Security in non-global form may transfer such Security, subject to compliance with the provisions of such legend, by surrendering it at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee.

                   Initial Securities offered and sold other than as global securities shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in this Article (the "U.S. Physical Securities").

         Section 3. Indenture. Except as supplemented or amended hereby, the Indenture and Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect. From and after the date hereof, the Indenture, as supplemented by the First Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.

         Section 4. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 5. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF


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LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE
COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.

         Section 6. Trustee Disclaimer. The Trustee accepts the supplement to the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture hereby supplemented. Except to the extent that they relate to action taken by the Trustee, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity, efficacy or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise,
(iii) the due execution hereof by the Company, or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any supplement herein provided for, and the Trustee makes no representation with respect to any such matters.

         Section 7. Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 904 of the Indenture.


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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

ATTEST:                               AMC ENTERTAINMENT INC.



                                      By:
                                          Peter C. Brown
                                          President and Chief Financial Officer



                                      By:
                                          Richard L. Obert
                                          Senior Vice President - Chief
                                          Accounting and Information Officer



                                      THE BANK OF NEW YORK, as Trustee


                                      By:
                                          Name:
                                          Title:


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